EXHIBIT 99.2

INDEX

Page

Pro-Forma Financial Statements of Sustainable Environmental Technologies Corporation

Pro-Forma Condensed Combined Balance Sheet as of June 30, 2010	F-2

Pro-Forma Condensed Combined Statement of Operations for the three Months ended June 30, 2010	F-3

Pro-Forma Condensed Combined Statement of Operations for the period from October 1, 2009 to March 31, 2010	F-4

Notes to unaudited Pro-Forma Condensed Combined Financial Statements	F-5

SUSTAINABLE ENVIRONMENTAL TECHNOLOGIES CORPORATION
AND SUBSIDIARIES (formerly RG Global Lifestyles, Inc.)
PRO-FORMA CONDENSED COMBINED BALANCE SHEET
June 30, 2010
(Unaudited)

	SETCORP	Pro Water	Pro-Forma Adjustments		Pro-Forma Combined

Assets
Current assets:
Cash and cash equivalents	$35,630	$130,508	$-		$166,138
Accounts receivable	673	256,668	-		257,341
Prepaids and other current assets	9,154	6,178	-		15,332
Current assets of discontinued operations	3,503	-	-		3,503
Total current assets	48,960	393,354	-		442,314

Property and equipment, net	24,667	1,614,125	-		1,638,792
Other assets	10,231	30,000	-		40,231
Intangible assets, net of accumulated depreciation	-	180,400	-		180,400
Goodwill	-	66,188	-		66,188
Assets of discontinued operations	30,000	-	-		30,000

Total Assets	$113,858	$2,284,067	$-		$2,397,925

Liabilities and Stockholders' Deficit
Current liabilities:
Accounts payable	$747,698	$177,237	$-		$924,935
Accrued salaries and wages and related party consulting fees	592,139	-	-		592,139
Accrued liabilities	557,624	39,132	-		596,756
State income taxes payable	77,223	-	-		77,223
Notes payable	455,500	20,761	-		476,261
Convertible note payable	-	-	2,000,000	(1)	2,000,000
Current liabilities of discontinued operations	230,738	-	-		230,738
Total current liabilities	2,660,922	237,130	2,000,000		4,898,052

Accounts payable, long-term	11,883	-	-		11,883
Accrued salaries and wages and related party consulting fees	684,879	-	-		684,879
Convertible notes payable, long-term	770,000	-	(770,000)	(3)	-
Convertible notes payable discount, long-term	(381,459)	-	381,459	(3)	-
Notes payable, long-term	-	18,568	-		18,568
Other long-term liabilities	144,700	9,900	-		154,600
Total liabilities	3,890,925	265,598	1,611,459		5,767,982

Preferred stock; on a historical and pro-forma basis; $0.001 par value, 100,000,000 shares authorized, 4,582,827 issued and none outstanding	-	-	-		-
Common stock;$0.001 par value, on a historical basis - 200,000,000 shares authorized, 106,982,899 issued and 106,667,899 outstanding; on a pro-forma basis - 200,000,000 shares authorized, 171,316,232 issued and 171,001,232 outstanding	106,668	-	33,333	(2)	171,001
	-	-	31,000	(3)
Additional paid-in capital	36,167,435	1,880,000	(64,333)	(2)	-
	-	-	770,000	(3)
	-	-	(2,000,000)	(1)
	-	-	(36,753,102)	(6)
Accumulated deficit	(40,051,170)	138,469	(381,459)	(3)	(40,294,160)
	-	-	36,753,102	(6)	36,753,102
Total stockholders' equity	(3,777,067)	2,018,469	(1,611,459)		(3,370,057)

Total Liabilities and Stockholders' Deficit	$113,858	$2,284,067	$-		$2,397,925

See accompanying notes

SUSTAINABLE ENVIRONMENTAL TECHNOLOGIES CORPORATION
AND SUBSIDIARIES (formerly RG Global Lifestyles, Inc.)
PRO-FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
For the Three Months Ended June 30, 2010
(Unaudited)

	SETCORP	Pro Water	Pro-Forma Adjustments		Pro-Forma Combined

Revenue	$-	$446,281	$-		$446,281

Cost of revenue	-	171,866	-		171,866

Gross profit	-	274,415	-		274,415

General and administrative	190,328	106,799	-		297,127
Total expenses	190,328	106,799	-		297,127

Operating loss	(190,328)	167,616	-		(22,712)

Other income (expense):
Interest income	-	-	-		-
Interest expense	(163,664)	(664)	(20,000)	(4)	(184,328)
Change in fair value of derivative liabilities	(51,058)	-	-		(51,058)
Total other income (expense)	(214,722)	(664)	(20,000)		(235,386)

Net income (loss) from continuing operations	$(405,050)	$166,952	$(20,000)		$(258,098)

Net income (loss) per share:
Basic and diluted - continuing operations	$(0.00)				$(0.00)

Weighted average number of common shares:
			33,333,333	(2)
			31,000,000	(3)
Basic and diluted (7)	105,003,717		64,333,333		169,337,050

See accompanying notes

SUSTAINABLE ENVIRONMENTAL TECHNOLOGIES CORPORATION
AND SUBSIDIARIES (formerly RG Global Lifestyles, Inc.)
PRO-FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
For the Period October 1, 2009 to March 31, 2010
(Unaudited)

	SETCORP	Pro Water	Pro-Forma Adjustments		Pro-Forma Combined

Revenue	$-	$507,313	$-	(5)	$507,313

Cost of revenue	-	337,973	-	(5)	337,973

Gross profit	-	169,340	-	(5)	169,340

General and administrative	1,117,845	197,549	(596,354)	(5)	719,040
Selling and marketing	7,770	-	(3,340)	(5)	4,430
Project costs	-	-	-	(5)	-
Loss on impairment of intangibles and other assets	894,090	-	-	(5)	894,090
Total expenses	2,019,705	197,549	(599,694)		1,617,560

Operating loss	(2,019,705)	(28,209)	599,694		(1,448,220)

Other income (expense):
Interest income	5,488	-	(25)	(5)	5,463
Interest expense	(237,637)	(274)	(50,000)	(4)	(230,025)
	-	-	57,886	(5)
Loss on sale of assets	-	-	-	(5)	-
Change in fair value of derivative liabilities	381,068	-	(254,712)	(5)	126,356
Gain on settlement of debt	390,315	-	-	(5)	390,315
Other income (loss)	3,469	-	2,023	(5)	5,492
Total other income (expense)	542,703	(274)	(244,828)		297,601

Net income (loss) from continuing operations	$(1,477,002)	$(28,483)	$354,866		$(1,150,619)

Net income (loss) per share:
Basic and diluted - continuing operations	$(0.02)				$(0.01)

Weighted average number of common shares:
			33,333,333	(2)
			31,000,000	(3)
Basic and diluted (7)	90,136,941		64,333,333		154,470,274

See accompanying notes

SUSTAINABLE ENVIRONMENTAL TECHNOLOGIES CORPORATION
AND SUBSIDIARIES (formerly RG Global Lifestyles, Inc.)
NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED
FINANCIAL STATEMENTS

Basis of presentation

On July 7, 2010, Sustainable Environmental Technologies Corporation (the “Company” or “SETCORP”) entered into an agreement to acquire Pro Water, LLC (“Pro Water”), a Utah limited liability company (formerly a Colorado limited liability company) with its sole equity member Metropolitan Real Estate LLC, a New York limited liability company. Pro Water owns and operates an injection well disposal refinery in Duchesne, Utah.  The Company acquired Pro Water to expand its water processing services. Under the terms of the Agreement, the Company acquired 100% of the equity of Pro Water from its sole member, and Pro Water will become a wholly-owned subsidiary of the Registrant in exchange for the payment of 20,000,000 shares of the Company’s restricted common stock, a secured convertible promissory note payable quarterly over the period of one year from the closing date in the amount of $2.0 million, with an interest rate of 5% and a conversion feature at the option of the holder into shares of the Company’s common stock at a price of $0.10 per share, and the assumption of Pro Water debts.  Metropolitan Real Estate LLC is an entity controlled by Horst Franz Geicke, a significant shareholder of the Company.

On July 12, 2010, the terms of the acquisition were amended whereby the number of shares of common stock paid for Pro Water was increased to 33,333,333 (from 20,000,000), and the conversion rate of the $2,000,000 related secured convertible promissory note, which previously all converted at $0.10 at the option of the holder, such amended to so that $1,600,000 of the note may be converted at $0.20 per share and $400,000 may be converted at $0.025 per share. Upon completion of the acquisition, Pro Water became a wholly-owned subsidiary of the Company.

The acquisition of Pro Water was accounted for using the purchase method of accounting in accordance with ASC 805 Business Combinations, whereby the estimated purchase would be allocated to tangible net assets acquired based upon preliminary fair values at the date of acquisition. We determined for accounting and reporting purposes that Pro Water is the acquirer because it remains under common control before and after the acquisition.  Accordingly, the assets and liabilities of Pro Water are reported at historical costs and the historical results of Pro Water will be reflected in future SETCORP filings as a change in reporting entity.  The assets and liabilities of SETCORP will be reported at fair value on the date of acquisition, and results of operations will be reported from the date of acquisition.  We do not expect that the assets and liabilities will be reported materially different from their carrying values and no goodwill will be reported.

The accompanying pro forma financial information should be read in conjunction with the historical consolidated financial statements and related notes in SETCORP’s Annual Report on Form 10-K for the year ended March 31, 2010 and the Quarterly Report on Form 10-Q for the three month period ended June 30, 2010. The unaudited pro forma combined condensed statements of operations are not necessarily indicative of what the actual results of operations would have been had such transactions taken place at the beginning of the respective periods.

We are providing this information to aid you in your analysis of the financial aspects of the acquisition. The unaudited pro forma condensed combined financial statements described above should be read in conjunction with the historical financial statements of SETCORP and Pro Water and the related notes thereto.

The unaudited pro forma combined condensed balance sheet was prepared assuming the transaction closed on June 30, 2010. The unaudited pro forma combined condensed statements of operations were prepared as if the acquisition had taken place at the beginning of the respective periods for the three months ended June 30, 2010 and the year ended March 31, 2010.

The columns captioned “SETCORP” represents the balance sheet of SETCORP as of June 30, 2010 and the related statements of operations for the year ended March 31, 2010 and for the three months ended June 30, 2010. The columns captioned “Pro Water” represent the balance sheet of Pro Water as of June 30, 2010 and the related statements of operations for the period from October 1, 2009 to March 31, 2010 and for the three months ended June 30, 2010.

The unaudited pro forma combined condensed balance sheet and statements of operations of SETCORP have been prepared to give effect to the following pro forma adjustments:

(1)
SETCORP issued to the member of Pro Water a $2,000,000 secured convertible promissory at 5% interest per annum, which previously all converted at $0.10 at the option of the holder, such amended to so that $1,600,000 of the note may be converted at $0.20 per share and $400,000 may be converted at $0.025 per share. The Company will record corresponding charge, constituting a shareholder distribution, to additional paid in capital due as the note is in essence a return of capital provided by the Pro Water member to Pro Water.

(2)
SETCORP issued 33,333,333 common shares to the Pro Water seller in connection with the acquisition. These shares were recorded at their par value due to the transaction being accounted for as a reverse acquisition. These shares have been added to the weighted average of shares outstanding at the beginning of the periods in determining net loss per share.

(3)
Issued 31,000,000 common shares to a control group member, in connection with the conversion of $770,000 in convertible notes payable.  In addition, the adjustment includes the expensing of the remaining discounts of $381,459 to retained earnings upon conversion. The convertible note was due to the sole member of Pro Water. Thus, the conversion of the note is being accounted for as if it were converted at the same time as the Pro Water acquisition and thus reflected as converted at the beginning of the period. In addition, these shares have been added to the weighted average of shares outstanding at the beginning of the periods in determining net loss per share.

(4)
Reflects estimated interest expense of $50,000 on the $2,000,000 secured convertible promissory at 5% interest per annum for the six months ended June 30, 2010 and estimated interest of $20,000 for the three months ended June 30, 2010.

(5)
Reflects the removal of SETCORP’s financial results for the six months ended September 30, 2009 since Pro Water is deemed the acquirer and has only been in operation since October 1, 2009. Net amounts were derived through removing SETCORP’s financial results included on Form 10-Q for the period ended September 30, 2009. Subsequent to September 30, 2009, the SETCORP determined a portion of their operations should be reflected as discontinued operations. See below for the reclass of discontinued operations with the financial results included on Form 10-Q for the period ended September 30, 2009 as if the discontinued operations were to have been presented.

	Six Months Ended September 30, 2009	Discontinued Operations	Pro-Forma Adjustments
Revenue	$57,739	$(57,739)	$-

Cost of revenue	103,681	(103,681)	-

Gross profit	(45,942)	45,942	-

General and administrative	596,354		596,354
Selling and marketing	3,340		3,340
Project costs	75,464	(75,464)	-
Total expenses	675,158	(75,464)	599,694

Operating loss	(721,100)	121,406	(599,694)

Other income (expense):
Interest income	25		25
Interest expense	(57,886)		(57,886)
Loss on sale of assets	(6,329)	6,329	-
Change in fair value of derivative liabilities	254,712		254,712
Other income (loss)	(2,023)		(2,023)
Total other income (expense)	188,499	6,329	194,828

Net income (loss) from continuing operations	(532,601)	127,735	(404,866)

Net income (loss) from discontinued operations, net of tax benefit of $0	105,439	(127,735)	(22,296)

Net loss	$(427,162)	$-	$(427,162)

(6)	Reflects the removal of SETCORP’s historical additional paid-in capital of $36,753,102 with the offset to accumulated deficit due to the accounting for the transaction as a reverse acquisition.

(7)	The following are the number of shares not included in dilutive loss per share as their effects would have been anti-dilutive:

	For Three Months Ended June 30, 2010	For the Period October 1, 2009 to March 31, 2010

Common stock options	3,603,955	3,603,955
Common stock warrants	16,846,464	16,846,464
Convertible notes	24,571,429	24,571,429
Totals	56,021,848	56,021,848

Convertible notes above includes the impact of the $2,000,000 convertible note payable issued in connection with the acquisition of Pro Water.